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                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT


The Registrant has one subsidiary, Bridge View Bank.

Bridge View Bank has two wholly-owned subsidiaries, Bridge View Investment Company and Bridge View Delaware, Inc.


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